UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 23, 2020

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39300	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2020, in connection with the consummation of the 363 Sale (as defined below), Ascena Retail Group, Inc. (the “Company”) entered into the Transition Services Agreement (as defined below). The information under Item 2.01 below with respect to the Transition Services Agreement is incorporated by reference into this Item 1.01. The description of the Transition Services Agreement does not purport to be complete. The description of the Transition Services Agreement is qualified in its entirety by reference to the copy of the Transition Services Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, AnnTaylor Loft GP Lux S.à r.l. and AnnTaylor Loft Borrower Lux SCS, each of which are wholly owned indirect subsidiaries of the Company (the “LuxCos”), entered into a Conditional Assignment Agreement, dated July 23, 2020 (the “Conditional Assignment Agreement”), with Alter Domus (US) LLC, in its capacity as incremental collateral agent (the “Agent”) on behalf of the lenders under the Term Credit Agreement, dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time), among the Company, AnnTaylor Retail, Inc., the lenders party thereto and Goldman Sachs Bank USA, as administrative agent., which lenders include those who are party to the Restructuring Support Agreement with the Company and certain of its subsidiaries. Pursuant to the Conditional Assignment Agreement, upon the occurrence of certain events set forth therein, the LuxCos had agreed to irrevocably transfer to the Agent all of their respective personal property and other assets, including intellectual property, and trademark rights, and the Agent had agreed to grant Annco, Inc., an indirect subsidiary of the Company, a license to continue to use such trademark rights.

In connection with the 363 Sale, on December 23, 2020, pursuant to the letter attached hereto as Exhibit 10.2 (the “LuxCos Termination Agreement”), the Conditional Assignment Agreement was terminated without any liability, obligation or penalty incurred by any party to the Conditional Assignment Agreement as a result of such termination. The foregoing description of the LuxCos Termination Agreement is qualified in its entirety by reference to the copy of the LuxCos Termination Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 23, 2020, Company and certain of its subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). Also as previously reported, on November 26, 2020, the Company, together with certain of its subsidiaries (collectively, the “Sellers”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Premium Apparel LLC (the “Purchaser”), an affiliate of Sycamore Partners Management, L.P.

Pursuant to the Asset Purchase Agreement, on December 23, 2020, the Sellers completed their sale of assets relating to their Ann Taylor, LOFT, Lane Bryant and Lou & Grey brands to the Purchaser (the “363 Sale”) for approximately $540.0 million, subject to certain customary purchase price adjustments as set forth in the Asset Purchase Agreement. In addition, the Purchaser assumed certain related liabilities. The 363 Sale was conducted under the provisions of Section 363 of the Bankruptcy Code and was approved by the Bankruptcy Court. The Company anticipates that there will be no proceeds from the 363 Sale available for distribution to the Company’s common stockholders.

In connection with the consummation of the 363 Sale, on December 23, 2020, the obligations under the Company’s debtor-in-possession credit agreements were repaid in full (but with respect to any outstanding letters of credit under the debtor-in-possession asset based revolving credit facility, such letters of credit were cash collateralized, backstopped, replaced, continued under new credit facilities or otherwise accommodated for), and such credit agreements were terminated.

Pursuant to the Asset Purchase Agreement, substantially all associates of the Sellers whose duties are primarily related to the Ann Taylor, LOFT, Lane Bryant and Lou & Grey brands or the corporate functions of the Sellers are expected to begin employment with the Purchaser on January 1, 2021. As a result, on December 23, 2020, the Company entered into a Transition Services Agreement (the “Transition Services Agreement”) with the Purchaser, pursuant to which, among other things, the Purchaser has agreed to provide the Company with specified information technology, human resources, financial services, accounting, corporate, legal, asset protection, logistics and other services, which had previously been provided by the Sellers’ employees in the ordinary course of business, through confirmation and effectiveness of the Company’s plan of reorganization and during the course of the Company’s wind-down and on the terms and for the fees set forth therein.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is hereby incorporated by reference in this Item 2.01.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The Company is currently unable in good faith to make a determination of an estimate or range of estimates required to be disclosed by paragraph (b), (c) or (d) of Item 2.05 of Form 8-K with respect to the 363 Sale.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2020, in connection with the consummation of the 363 Sale on such date, the following named executive officers of the Company resigned from the following positions with the Company: Gary Muto, Chief Executive Officer; Dan Lamadrid, Executive Vice President and Chief Financial Officer; and Justin MacFarlane, Executive Vice President and Chief Customer Officer.

Item 7.01	Regulation FD Disclosure.

In connection with the Company’s consummation of the 363 Sale, the Company issued a press release on December 23, 2020, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description

2.1*	Asset Purchase Agreement (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on December 1, 2020).
10.1*	Transition Services Agreement.
10.2	LuxCos Termination Agreement.
99.1	Press Release issued December 23, 2020.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

*	Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements or information made within this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary” or “range,” or similar words. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases); the length of time that the Company will operate under Chapter 11 protection; and risks associated with third-party motions in the Chapter 11 Cases. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended August 1, 2020 and subsequent filings with the Securities and Exchange Commission for a further discussion of risks and uncertainties. The Company does not undertake to publicly update or review its forward-looking statements, even if experience or future changes make it clear that the projected results expressed or implied will not be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

(Registrant)

Date: December 23, 2020

By:	/s/ Carrie Teffner
Carrie Teffner
Interim Executive Chair of the Board